EXHIBIT 32.2

Certification of the Vice President and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Suburban Propane Partners, L.P. (the "Partnership") on Form 10-Q for the period ended March 26, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert M. Plante, Vice President and Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
/s/ Robert M. Plante Robert M. Plante Vice President and Chief Financial Officer May 5, 2005

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.